      As filed with the Securities and Exchange Commission on June 26, 2000
                       Registration No. 333-_____________
 ===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

 -------------------------------------------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
 -------------------------------------------------------------------------------

                               NETCREATIONS, INC.
               (Exact name of issuer as specified in its charter)

                  NEW YORK                              11-3300476
                  --------                              ----------
        (State or other jurisdiction                  (IRS Employer
      of incorporation of organization)              Identification No.)

                          379 WEST BROADWAY, SUITE 202
                            NEW YORK, NEW YORK 10012
               (Address of principal executive offices) (Zip Code)

 -------------------------------------------------------------------------------
              NETCREATIONS, INC. 1999 STOCK OPTION PLAN, AS AMENDED NETCREATIONS, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)
 -------------------------------------------------------------------------------

                               ROSALIND B. RESNICK
               CHIEF EXECUTIVE OFFICER, PRESIDENT, CHAIRMAN OF THE
                        BOARD OF DIRECTORS AND TREASURER
                               NETCREATIONS, INC.
                          379 WEST BROADWAY, SUITE 202
                            NEW YORK, NEW YORK 10012
                     (Name and address of agent for service)
                                 (212) 625-1370
          (Telephone number, including area code, of agent for service)

--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

     Title of                       Amount              Offering          Aggregate            Amount of
   Securities to                     To be                Price           Offering           Registration
   Be Registered                  Registered            per Share           Price                 Fee
=============================================================================================================
NetCreations, Inc.
1999 Stock Option Plan,
as Amended, effective
January 1, 2000                 3,000,000(1)          $41.5625(2)       $124,687,500(2)       $32,918(2)
Common Stock, $0.01 par value


NetCreations, Inc.
2000 Stock Purchase Plan        1,000,000(1)(3)       $41.5625(4)       $35,328,125(4)        $9,327(4)
Common Stock, $0.01 par value
=============================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of NetCreations' Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of NetCreations' Common Stock reported on the Nasdaq National Market System on June 19, 2000 ($41.5625 per share).

(3) In addition, this Registration Statement covers an indeterminate number of plan participation interests to be offered or sold pursuant to the Employee Stock Purchase Plan being registered.

(4) Estimated solely for the purposes of calculating the registration fee under Rule 457(h). The proposed maximum offering price per share is based upon the average of high and low prices of the Common Stock of the registrant of the NASDAQ National Market System on June 19, 2000 ($41.5625 per share), multiplied by 85%, the percentage of the fair market value of the stock that is used to establish the purchase price under the plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents to be sent or given to the plans' participants and is not required to be included in this Form S-8 Registration Statement pursuant to introductory Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

         NetCreations, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC on March 30, 2000;

         (b) The Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 2000 filed with the SEC on May 12, 2000;

         (c) The Registrant's Current Reports on Form 8-K filed with the SEC on June 9, 2000; and

         (d) The Registrant's Registration Statement No. 000-27923 on Form 8-A filed with the Commission on November 3, 1999, including any other amendments or reports filed for the purpose of updating such description in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Capital Stock

                   Not Applicable.


Item 5. Interests of Named Experts and Counsel

                   Not Applicable.


Item 6. Indemnification of Directors and Officers

         As permitted by the New York Business Corporation Law, our restated certificate of incorporation provides that a director will not be personally liable to us or our shareholders for damages for any breach of duty in his or her capacity as a director unless a judgment or other final adjudication adverse to such director establishes that (1) his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (2) such director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or (3) his or her acts violated Section 719 of the New York Business Corporation Law.

         This provision is intended to afford directors protection, and limit their potential liability, from suits alleging a breach of the duty of care by a director. We believe this provision will assist us in maintaining and securing the services of directors who are not employees of NetCreations. As a result of the inclusion of such a provision, shareholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to those actions. If equitable remedies are found not to be available to shareholders for any particular case, shareholders may not have any effective remedy against the challenged conduct This provision does not affect the directors' responsibilities, under any other laws, such as the Federal securities laws or state or Federal environmental laws.

         Our restated certificate of incorporation also provides that directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by law, which generally requires that the individual have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to NetCreations' best interests. No indemnification may be made to or on behalf of any directors or officers if a judgment or other final adjudication adverse to him or her established that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         New York law provides further that the indemnification permitted under New York law shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under our bylaws, any agreement, a vote of shareholders or otherwise.

         We have also entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our bylaws. We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions, regardless of whether New York law would permit indemnification. We have obtained directors' and officers' liability insurance for our officers and directors.

         At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under our restated certificate of incorporation, bylaws, or any indemnification agreement. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 7. Exemption from Registration Claimed

                   Not Applicable.

Item 8. Exhibits

Exhibit Number     Exhibit
--------------     -------

       4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement 000-27923 on Form 8-A, which are incorporated herein by reference pursuant to
                 Item 3(c).

       5         Opinion and consent of Piper Marbury Rudnick & Wolfe LLP.

       23.1      Consent of Grant Thornton LLP.

       23.2      Consent of Piper Marbury Rudnick & Wolfe LLP is contained in
                 Exhibit 5.

       24 Power of Attorney. Reference is made to page 6 of this Registration Statement

       99.1      NetCreations, Inc. 1999 Stock Option Plan, as amended.

       99.2      NetCreations, Inc. 2000 Stock Purchase Plan.

Item 9. Undertakings

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"),
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into the registration statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the 1997 Stock Incentive Plan.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of
1934) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Registrant.

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 22nd day of June, 2000.


                                      NETCREATIONS, INC.


                                      By: /s/ ROSALIND B. RESNICK
                                          -----------------------------------
                                          Rosalind B. Resnick
                                          Chief Executive Officer, President,
                                          Chairman of the Board of Directors and
                                          Treasurer



                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

               That the undersigned officers and directors of NetCreations, Inc., a New York corporation, do hereby constitute and appoint Rosalind B. Resnick and Gary Sindler, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     SIGNATURES                               TITLE                               DATE
     ----------                               -----                               ----
/s/ ROSALIND B. RESNICK            Chief Executive Officer, President,      June 22, 2000
----------------------------       Chairman of the Board, and Treasurer
Rosalind B. Resnick                (Principal Executive Officer)



/s/ GARY SINDLER                   Chief Financial Officer                  June 22, 2000
----------------------------
Gary Sindler


/s/ RYAN SCOTT DRUCKENMILLER               Director                         June 22, 2000
----------------------------
Ryan Scott Druckenmiller



/s/ MITCHELL YORK                          Director                         June 22, 2000
----------------------------
Mitchell York



/s/ GREGORY SLAYTON                        Director                         June 22, 2000
----------------------------
Gregory Slayton



/s/ MICHAEL LEVY                           Director                         June 22, 2000
----------------------------
Michael Levy

                                  EXHIBIT INDEX



Exhibit Number     Exhibit
--------------     -------

       4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement 000-27923 on Form 8-A, which are incorporated herein by reference pursuant to
                 Item 3(c).

       5         Opinion and consent of Piper Marbury Rudnick & Wolfe LLP.

       23.1      Consent of Grant Thornton LLP.

       23.2      Consent of Piper Marbury Rudnick & Wolfe LLP is contained in
                 Exhibit 5.

       24 Power of Attorney. Reference is made to page 6 of this Registration Statement

       99.1      NetCreations, Inc. 1999 Stock Option Plan, as amended.

       99.2      NetCreations, Inc. 2000 Stock Purchase Plan.